EXHIBIT 10.12











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Private and Confidential                                        Execution Copy





             Exclusive Technical Service and Consultancy Agreement



                                     between

                       Shanghai T2 Entertainment Co., Ltd.

                                       and

               T2CN Information Technology (Shanghai) Co., Ltd.




                                 FANGDA PARTNERS
                               22/F, Kerry Center
                             1515 Nan Jing West Road
                              Shanghai 200040, PRC



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            Exclusive Technical Service and Consultancy Agreement

This Exclusive Technical Service and Consultancy Agreement (hereinafter this "Agreement") is entered into in Shanghai, the People's Republic of China (hereinafter "PRC") as of November 4, 2004 by and between the following two
Parties:

(1) Shanghai T2 Entertainment Co., Ltd., a limited liability corporation duly incorporated and validly existing under the PRC laws, with its legal address at 5th Floor 88 Qingjiang Road, Xuhui District, Shanghai, PRC (hereinafter "Party A"); and

(2) T2CN Information Technology (Shanghai) Co., Ltd., a wholly foreign owned enterprise duly incorporated and validly existing under the PRC laws, with its legal address at Suite 22301-526, Pudong Software Garden, 498 Guo Shoujing Road, Pudong New District, Shanghai, PRC (hereinafter "Party B").

(In this Agreement, Party A and Party B are collectively referred to as the "Parties" and individually as a "Party")


                                     Preface

Whereas Party A is a limited liability corporation duly incorporated and validly existing in Shanghai, PRC, with Eight Technical services in the field of computer hardware development as its main business;

Whereas Party B is a wholly foreign invested enterprise duly incorporated and validly existing in Shanghai, PRC, with computer hardware development and technical service as its main business;

Whereas Party A need Party B to provide, and Party agrees to provide, technical service and consultancy related to Party A's business (as defined below).

The Parties hereby have reached the following agreement upon mutual friendly consultations:

                             Article 1 - Definition

1.1 Except as otherwise construed in the terms or context hereof, the following terms in this Agreement shall be interpreted to have the following meanings:


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"Party A's Business" shall mean any and all Eight Technical services in the field of computer hardware development engaged in and developed by Party A currently and at any time during the valid term hereof.

"Services" shall mean the exclusive technical platform services and relevant technical support and website operation and maintenance services in connection with hardware as well as software which are to be provided by Party B to Party A, including but not limited to:

(1) Providing computers and network hardware equipment that are necessary for Party A's Business to Party A for its use necessary;
(2) daily management, maintenance and upgrading of the hardware equipment and databases;
(3)    development, maintenance and upgrading of the related applied software;

(4)    training professional technical staff for Party A;

(5) assisting Party A in conducting relevant technical information collecting and research;
(6) Providing other related technical service and consultancy services from time to time as required by Party A.

"Annual Business Plan" shall mean the development plan and budget report on Party A's Business for the next calendar year which is prepared before November 30 of each year by Party A with the assistance of Party B pursuant to this Agreement.

"Service Fees" shall mean all fees to be paid by Party A to Party B pursuant to
Article 3 of this Agreement in respect of the Services provided by Party B.

"Equipment" shall mean any and all equipment owned by Party B or purchased by Party B from time to time, which are to be used for the purpose of provision of the Services.

"Business Related Technology" shall mean any and all technology related to Party A's Business and developed by Party A on the basis of Service provided by Party B under this Agreement.

"Service Equipment" shall be the meaning stipulated in Article 2.1 hereof.

"Customer Information" shall be the meaning stipulated in Article 6.1 hereof.


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"Confidential Information" shall be the meaning stipulated in Article 6.2 hereof.

"Defaulting Party" shall be the meaning stipulated in Article 11.1 hereof.

"Default" shall be the meaning stipulated in Article 11.1 hereof.

"Party's Rights" shall be the meaning stipulated in Article 13.5 hereof.

1.2 The references to any laws and regulations (hereinafter the "Law") herein shall be deemed

     (1) to include the references to the amendments, changes, supplements and reenactments of such Law, irrespective of whether they take effect before or after the formation of this Agreement; and

     (2) to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3 Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.

                              Article 2 - Services

2.1 Party B shall procure various equipment reasonably necessary for the provision of the Services and shall purchase and procure new equipment (hereinafter the "Service Equipment") in accordance with Party A's Annual Business Plan and Party A's reasonable requests, as to meet with the demand for its provision of quality Services under this Agreement.

2.2 Party B shall provide Party A with services in a timely manner and communicate with Party A with respect to all information related to Party A's Business and/or Party A's customers.


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                            Article 3 - Service Fees

3.1 In respect of the Services to be provided by Party B pursuant to Article 2 hereof, Party A agrees to pay to Party B pursuant to Article 3 hereof the Service Fees, including the following:

     (1) an annual fixed service fee of RMB two million (RMB2,000,000); (2) a performance-based service fee equivalent to 80% of the total income before tax of Party A in the current year; and
     (3) a verified equipment depreciation fee of RMB one hundred thousand (RMB100,000).

3.2 Party A shall pay the Service Feea to Party B on a quarterly basis. Prior to January 31, April 30, July 31 and October 31 each year, Party A shall pay to Party B the performance fee set out in Paragraph (2) of Article 3.1 according to the percentage set out in the preceding Article and the amount of Party A's total business income in the preceding three (3) months, and pay the quarterly apportioned part of the Service Fees (one-fourth (1/4) of the total fees for the year) set out in Paragraphs (1) and (3) of Article
    3.1. Upon expiration or termination of this Agreement, Party A shall, within thirty (30) days of the date of the expiration or termination of this Agreement, make all the outstanding payments of the Service Fees to Party B. After the end of each of Party A's accounting years, Party A and Party B shall, on the basis of Party A's total annual income in the preceding accounting year which is verified by an auditing report issued by a Chinese Certified Public Accountant firm and mutually accepted by the Parties, carry out the overall examination and verification on the Service Fees actually payable by Party A, and shall make corresponding payment adjustment (to return in case of overpayment, or make up in case of underpayment) within fifteen (15) days of the issuance of the auditing report. Party A undertakes to Party B that it will provide the involved Chinese Certified Public Accountant firm with all materials and assistance required and cause it to complete and issue the auditing report of the preceding year to the Parties within thirty (30) working days of the end of each accounting year.

3.3 Party A shall, according to the provisions of this Article, pay all Service Fees in a timely manner into the bank account designated by Party B. In case that Party B is to change its bank account, it shall notify Party A in writing of such change seven (7) working days in advance.


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3.4 Notwithstanding the above, in case of incurrence of losses by Party A during the term of this Agreement, Party A may request for the reduction of the payable amount of the Service Fees or delay in the payment of the Service Fees to ensure its business operation by written notice to Party B, and Party B may, at its sole discretion, agree to reduce the payable amount of the Services Fees by such amount as it deems appropriate or to delay in the collection of the Service Fees for such time period as it deems appropriate.

                        Article 4 - Party A's Obligation

4.1 The Services provided by Party B hereunder shall be of an exclusive nature. During the valid term hereof, without Party B's prior written consent, Party A shall not enter into any agreement with any other third party as to engage such third party to provide to Party A services identical or similar to the Services provided by Party B.

4.2 Prior to November 30 of each year Party A shall provide Party B with the final version of Annual Business Plan of Party A for the next year, as for Party B to make appropriate arrangement for its services plan and purchase necessary equipment and strengthen technical service force. In case that Party A needs Party B to purchase new equipment contingently, Party A shall discuss the same with Party B fifteen (15) days in advance so as to reach agreement.

4.3 For the convenience of Party B providing Service, Party A shall provide Party B with relevant materials accurately and in a timely manner at the request of Party B.

4.4 Party A shall, according to the provisions of Article 3 hereof, pay the full amount of the Service Fees to Party A in a timely manner

4.5 Party A shall maintain a good reputation of itself and make all its efforts to develop business, as to maximize the profits.

4.6 In order to promote Party A's Business, the Parties agree that, within Party A's capacity and without violating the mandatory regulations under PRC laws, Party B may appoint Party A to conduct specific research and develop related to the technologies needed by the Service to be provided by Party B under this Agreement pursuant to Party B's requirement. With respect to such appointment, Party A must accept, and the provision in Articles 5.1 and 5.2 in this Agreement shall apply to the rights and interests of the technical


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    achievements so made.

                        Article 5 -Intellectual Property

5.1 Intellectual property of the work products generated in the process of Party B's provision of the Services shall belong to Party B.

5.2 For the reason that Party A's Business relies on the Party B's provision of the Service under this Agreement, Party A agrees to the following arrangements subject to the Business Related Technology developed by Party A on the basis of such Services:

     (1) In case that the Business Related Technology is generated through Party A's further development based on its performance pursuant to Party B's appointment, or generated through Party A and Party B's joint development, the title and relevant patent application right shall belong to Party B;

     (2) In case that the Business Related Technology is generated through Party A's independent development, provided (A) that Party A has informed Party B with details of such related technology in a timely manner and provided Party B with relevant materials required by Party B; (B) that if Party A intends to license or transfer such technology, Party shall have priority in being transferred, or granted the exclusive license of such technology, to the extent where no mandatory regulation under the PRC laws is violated, and Party B may use such technology within the scope specified by Party A's transfer or license (provided that Party B shall have the right to decide whether to accept such transfer or license for use); Party A may not transfer title of such technology or license such technology to a third party unless and until Party B waives its preferential rights to purchase or be exclusively licensed to use such technology, provided that the conditions offered by Party A to such third party shall be not favorable than those offered to Party B, and provided further that Party A shall ensure the full compliance with and full performance by such third party of the duties and obligations on the part of Party A hereunder; (C) Save as under the circumstance set forth in (B) above, Party B shall have the right to request to purchase such technology within the term stipulated in Article 8.1, which technology shall be consented by Party B, provided that such purchase shall not violate the mandatory regulation under the PRC laws. Purchase price shall be the lowest price permitted by the laws at that time.


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5.3 In case that Party B is licensed to exclusively use the Business Related
    Technology in accordance with Item 2 of Article 5.2 under this Agreement, such license shall be settled according to the following provision hereof:

     (1) Term of the license for use shall be no less than ten (10) years (calculated from the date upon effectiveness of relevant license agreement);

     (2)  Scope of right to the license for use shall be as wide as possible.

     (3) Within the license term and licensed territory, any other party (including Party A) other than Party B shall not use or license others to use such technology by any means.

     (4) Without breaching the conditions under Item 3 of Article 5.3, Party A shall be entitled to solely decide to license other third party to use such related technology.

     (5) After expiry of the term of license for use, Party B shall be entitled to request renewing the license agreement, and Party A shall approve such request. Terms of the license agreement then shall keep the same, expect for those amended as acknowledged by Party B.

5.4 Notwithstanding the provision under Paragraph 2 of Article 5.2 above, any application for patent regarding any Business Related Technology described in such paragraph shall be conducted pursuant to the following provisions:

     (1) In case that Party A intends to apply for patent regarding any Business Related Technology described in such paragraph, prior written consent from Party B shall be obtained.

     (2) Party A may not apply for patent in its own name or transfer such application right to a third party unless and until Party B waives its rights to acquire the patent application right of the Business Related Technology. Under the circumstance that Party A transfers the aforesaid patent application right to a third party, Party A shall ensure the full compliance with and full performance of the responsibilities and obligations on the part of Party A hereunder, and provided that the conditions (including but not limited to transfer


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          price terms) offered by Party A to such third party regarding the patent application right shall be no favorable than those to Party B according to provision in Paragraph 3 below.

     (3) Within the term of this Agreement, Party B may require Party A at any time to apply for patent regarding such Business Related Technology, and solely determine whether to acquire the application right of such patent application. Upon request of Party B, Party A shall transfer such patent application right to Party B at the transfer price being the lowest price permitted by the then Law to the extent where no mandatory regulation is violated under the PRC laws. After Party B has obtained the patent application right regarding such Business Related Technology, submitted the patent application and obtained the patent, Party B shall be the legal owner of such patent.

5.5 Party A and Party B both warrant to each other to compensate the other party for any and all economic losses incurred due to infringement of others' intellectual property (including copyright, trademark right, patent right and know-how) on the part of Party A or Party B.

                     Article 6 - Confidentiality Obligation

6.1 During the term of this Agreement, all customer information and other relevant materials related to Party A's business and Services provided by Party B (hereinafter "Customer Information") shall jointly belong to the Parties.

6.2 Notwithstanding the termination of this Agreement, Party A and Party B shall both be obliged to keep strictly in confidence the commercial secret, proprietary information and customer information jointly owned by the Parties, other relevant materials and other non-public information owned by another Party received by the Parties as the result of performance of this Agreement (hereinafter collectively the "Confidential Information"). The Party who receives the Confidential Information shall not disclose the Confidential Information or any part of it to any other third party, except for prior written consent by the other Party or the situation that it must be disclosed to a third party required by relevant laws, rules and regulations or for the purpose of public listing; Except for the purpose of performance of this Agreement, receiving Party shall not use or indirectly use the Confidential Information or any part of it.


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6.3  The following information shall not belong to Confidential Information:

     (a) any information that can be proved by written evidence to be previously obtained by the Party who receives the information;

     (b) information that enters into the public not for the reason of receiving Party's fault or information that is known by the public for other reasons; or

     (c) information legally obtained by the receiving Party by other means thereafter.

6.4 The Party who receives the information can disclose the Confidential Information to its relevant employee, agent or professional employed by it. However the receiving Party shall ensure that the aforesaid staff shall be restricted by this Agreement in order to keep the Confidential Information under confidentiality and to be used merely for the purpose of performance of this Agreement.

                     Article 7 -Undertakings and Warranties

7.1   Party A represents and warrants hereby as follows:

    7.1.1 it is a company of limited liabilities duly registered and validly existing under the laws of its incorporation with independent legal person qualification, with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

    7.1.2 its has full corporate power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein. This Agreement shall be executed and delivered by it legally and properly. This Agreement constitutes the legal and binding obligations on it and is enforceable on it in accordance with its terms and conditions.

   7.1.3 it has obtained complete business permits as necessary for its operations upon this Agreement taking effect, and it has sufficient rights and qualifications to operate Party A's Business it is currently engaged in within the PRC.


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7.2   Party B represents and warrants hereby as follows:

    7.2.1 it is a company of limited liabilities duly registered and validly existing under the laws of its incorporation with independent legal person qualification, with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

    7.2.2 its has full corporate power and authorization to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction referred to herein, and it has the full power and authorization to complete the transaction referred to herein. This Agreement shall be executed and delivered by it legally and properly. This Agreement constitutes the legal and binding obligations on it and is enforceable on it in accordance with its terms and conditions.

                          Article 8 - Term of Agreement

8.1 The Parties hereby confirm, this Agreement shall take effect as of the date of formal execution by the Parties, and shall remain in force with no express expiration unless as early terminated in writing by the Parties.

8.2 After expiry of this Agreement, Party A and Party B shall still comply with their obligation stipulated in Article 3.2 and Article 6 under this Agreement.

                           Article 9 - Indemnification

Party A shall indemnify and keep Party B harmless from any and all losses Party B suffers or may suffer as the result of providing Services, including but not limited to any loss arising from any litigation, repayment pursuit, arbitration, claims lodged by any third party or administration investigations and/or penalties by government authorities against it; provided that losses due to Party B's willful or gross fault shall be excluded from such indemnification.

                               Article 10 - Notice

10.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.


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10.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile or telex; it shall be deemed to have been delivered when it is delivered if delivered in person; it shall be deemed to have been delivered five (5) days after posting the same if posted by mail.

                         Article 11 - Default Liability

11.1 The Parties agree and confirm that, if any Party (hereinafter the "Defaulting Party") breaches substantially any of the agreements made under this Agreement, or fails substantially to perform any of the obligations under this Agreement, such a breach shall constitute a default under this Agreement (hereinafter a "Default"), then the non-defaulting Party shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days following the other Party notifying the Defaulting Party in writing and requiring it to rectify the Default, then the non-defaulting Party shall have the right to choose any one of the following Default remedy methods by itself: In case of Party A being the Defaulting Party, Party B shall have the right to (1) terminate this Agreement and require the Defaulting Party to indemnify it for all the damage; or (2) require specific performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all the damage. In case of Party B being the Defaulting Party, Party A shall have the right to require specific performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all the damage.

11.2 The Parties agree and confirm that Party A shall in no circumstance be entitled to terminate this Agreement for any reason.

11.3 The rights and remedies set out herein shall be cumulative, and shall not preclude any other rights or remedies provided by law.

11.4 Notwithstanding any other provisions herein, the validity of this Article shall stand disregarding the suspension or termination of this Agreement.


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                            Article 12- Force Majeure

In the event of earthquake, typhoon, flood, fire, war, computer virus, loophole in the design of tooling software, internet encountering a hacker, change of policies or laws, and other unforeseeable or unpreventable or unavoidable event of force majeure, which directly prevents a Party from performing this Agreement or performing the same on the agreed condition, the Party encountering such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, the Party claiming such a force majeure event shall forthwith issue a notice by a facsimile and, within thirty (30) days, present the documents proving the details of such force majeure event and the reasons for which this Agreement is unable to be performed or is required to be postponed in its performance, and such proving documents shall be issued by the notarial office of the area where such force majeure event takes place. The Parties shall consult each other and decide whether this Agreement shall be waived in part or postponed in its performance with regard to the extent of impact of such force majeure event on the performance of this Agreement. No Party shall be liable to compensate for the economic losses brought to the other Party by the force majeure event.

                           Article 13 - Miscellaneous

13.1 This Agreement shall be prepared in the Chinese language in two (2) original counterparts, and each Party shall hold one (1) counterpart.

13.2 The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be subject to the PRC Laws.

13.3 Any disputes arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if the Parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on the Parties.

13.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.


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13.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the "Party's Rights") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such Party from exercising such rights by any other means and exercising the remaining part of the Party's Rights.

13.6 The titles of the Articles contained herein shall be for reference only, and in no circumstances shall such titles be used in or affect the interpretation of the provisions hereof.

13.7 Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

13.8 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

13.9 No Party shall assign any of its rights and/or obligations hereunder to any third parties without the prior written consent from the other Party.

13.10 This Agreement shall be binding on the legal successors of the Parties.




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(Execution Page)

IN WITNESS HEREOF, the Parties have caused this Exclusive Technical Service and Consultancy Agreement to be executed as of the date and in the place first here above mentioned.



Shanghai T2 Entertainment Co., Ltd.

Signed by /s/ Tao Feng
          --------------------------
Name:
Position: Authorized Representative



T2CN Information Technology (Shanghai) Co., Ltd.

Signed by /s/ Jun-Tse Teng
          --------------------------
Name:
Position: Authorized Representative







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